EXHIBIT 5.1


                       [Letterhead of Proskauer Rose LLP]


Board of Directors of
Celgene Corporation
7 Powder Horn Drive
Warren, New Jersey 07059


Ladies and Gentlemen:


You have requested our opinion in connection with the filing by Celgene Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission of a registration statement on Form S-3 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, relating to the registration of 78,771 shares (the "Shares") of common stock, par value $.01 per share, of the Company. All of the Shares are issuable upon the exercise of options (the "Options") or upon the attainment by a selling stockholder of certain milestones (the "Milestones") or have been issued directly to certain selling stockholders and may be offered for sale for the benefit of the selling stockholders named in the Registration Statement. We understand that the Shares are to be sold from time to time as described in the section in the prospectus which is a part of this Registration Statement entitled "Plan of Distribution."

In acting as counsel to the Company, we have participated in the preparation of the Registration Statement and have also examined and relied upon the originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon, and subject to, the foregoing, we are of the opinion, assuming no change in the applicable law or pertinent facts, that (i) the Shares when issued in accordance with the terms of the Options or upon the attainment of the Milestones will be duly authorized, validly issued, fully paid and non-assessable and (ii) the Shares issued directly to certain selling stockholders have been duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP